OHR Pharmaceutical, Inc. S-3MEF

Exhibit 5.1

Ohr Pharmaceutical, Inc.
800 Third Avenue, 11th Floor
New York, NY 10022

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Ohr Pharmaceutical, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission on April 8, 2014, pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the registration under the Securities Act of 300,000 shares of the Company’s common stock, $0.0001 par value per share (the “Shares”). The Company filed a Registration Statement on Form S-3 (File No. 333-193434) (as amended or supplemented, the "Prior Registration Statement"), which is incorporated by reference into the Registration Statement pursuant to Rule 462(b) under the Securities Act. This opinion is in addition to our opinion that was filed as Exhibit 5.1 to the Company’s Prior Registration Statement.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement and all exhibits thereto, (ii) the Prior Registration Statement and all exhibits thereto, (iii) the Certificate of Incorporation, as amended, of the Company and (iv) the By-laws, as amended of the Company. We have also examined such corporate records and other agreements, documents and instruments, and such certificates or comparable documents of public officials and officers and representatives of the Company, and have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinions hereinafter set forth.

In delivering this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents, and the accuracy and completeness of all records, information and statements submitted to us by officers and representatives of the Company. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization of all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof with respect to such parties.

April 8, 2014

Our opinion is limited to the General Corporation Law of the State of Delaware and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Based upon the foregoing, we are of the opinion that the Shares, when issued and sold in accordance with the subscription agreements entered into with the several purchasers of the Shares and the Prospectus Supplement filed pursuant to the Prior Registration Statement, will be validly issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

Hahn & Hessen LLP

By:	/s/ JAMES KARDON
Partner